EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-43703) pertaining to the Sparton Corporation 1989 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-46804) pertaining to the Amended and Restated Sparton Corporation Stock Incentive Plan of our report dated August 13, 2004, relating to the consolidated financial statements and schedule of Sparton Corporation and subsidiaries, which appears in the Annual Report to Shareowners, which is incorporated in this Annual Report on Form 10-K for the year ended June 30, 2004.

Grand Rapids,Michigan
September 24, 2004

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-43703) pertaining to the Sparton Corporation 1989 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-46804) pertaining to the Amended and Restated Sparton Corporation Stock Incentive Plan of our report dated August 23, 2002, except for the fifth and sixth paragraphs of Note 9, as to which the date is September 5, 2002, with respect to the 2002 consolidated financial statements and schedule of Sparton Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended June 30, 2004.

Toledo, Ohio
September 21, 2004

NYSE:SPA	SPARTON

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